UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2013

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 18, 2013, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) issued a press release to announce that it intends to offer to purchase up to $50.0 million in value of its shares of common stock from its stockholders (the “Tender Offer”). The Company intends to fund the Tender Offer with cash on hand. The Tender Offer is scheduled to commence on or about May 1, 2013 and expire on July 15, 2013 (unless the Company determines to extend the offer).  A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares. The full details of the Tender Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to stockholders promptly following commencement of the Tender Offer. Stockholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the offer to purchase, the letter of transmittal and other related materials that will be filed by the Company with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. When available, stockholders also may obtain a copy of these documents, free of charge, from the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: April 18, 2013	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer